Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated March 4, 2022 to

Pricing Supplement No. 28, Pricing Supplement No. 30 and Pricing Supplement No. 31, each dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ)
(Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between February 5, 2022 and March 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	31.456%	$314,560	February 15, 2022
$500,000	31.456%	$157,280	February 15, 2022

Linked to the Rogers International Commodity Index®

Agriculture — Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between February 5, 2022 and March 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	88.973%	$1,779,460	February 9, 2022

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between February 5, 2022 and March 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	74.973%	$749,730	February 9, 2022
$1,000,000	81.205%	$812,050	March 4, 2022